SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     December 22, 2004
                                                -------------------------------


Commission         Registrant, State of Incorporation,       I.R.S. Employer
File Number        Address and Telephone Number              Identification No.


1-3526             The Southern Company                      58-0690070
                   (A Delaware Corporation)
                   270 Peachtree Street, N.W.
                   Atlanta, Georgia 30303
                   (404) 506-5000


The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

         On December 22, 2004, Southern Nuclear Operating Company, Inc. ("Southern Nuclear"), a wholly-owned subsidiary of The Southern Company ("Southern Company"), entered into an employment agreement (the "Employment Agreement") with William G. Hairston, III. Under the Employment Agreement, Mr. Hairston will continue his employment as Chairman of Southern Nuclear, a position he has held since September 1, 2004. Prior to September 1, 2004, Mr. Hairston served as President and Chief Executive Officer of Southern Nuclear. The Employment Agreement will terminate on July 1, 2005, unless earlier terminated by either Southern Nuclear or Mr. Hairston in accordance with its terms.

         Under the Employment Agreement, Mr. Hairston will receive a base salary of approximately $40,000 per month and will receive benefits under various Southern Nuclear and Southern Company benefit plans generally provided to similarly situated employees, including pension, capital accumulation and welfare benefit plans. The Employment Agreement also includes confidentiality and non-disclosure provisions that apply during the term of the Employment Agreement and for periods of time following Mr. Hairston's termination of employment.

         Southern Nuclear and Mr. Hairston also entered into a Release and Restrictive Covenant Agreement (the "Release") on December 22, 2004, under which Mr. Hairston will receive a lump sum payment of approximately $1.3 million as soon as administratively practicable, but in no event later than February 28, 2005. Under the Release, Mr. Hairston released Southern Company and its subsidiaries from any claims relating to his prior service with Southern Company and its subsidiaries and agreed to comply with confidentiality and non-disclosure provisions consistent with those included in the Employment Agreement, as well as non-competition provisions, for periods of time following his termination of employment.

         The Employment Agreement and the Release Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.




Item 9.01.      Financial Statements and Exhibits.
                (c) Exhibits.
                 10.1 Employment Agreement between Southern Nuclear and William G. Hairston III, dated
                              December 22, 2004.

                 10.2 Release and Restrictive Covenant Agreement between Southern Nuclear and William G. Hairston III, dated December 22, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 23, 2004                THE SOUTHERN COMPANY



                                        By     /s/ Patricia L. Roberts
                                          -------------------------------------
                                                     Patricia L. Roberts
                                                     Assistant Secretary